Exhibit 10.21

SPECIAL MEETING & RESOLUTION OF THE BOARD OF DIRECTORS

MCTC HOLDINGS, INC.

A Nevada Corporation

The undersigned Directors of MCTC Holdings, Inc., a Nevada Corporation (the “Company”), hereby adopt the following recitals and resolutions after the holding of a Special Meeting of the Board of Directors pursuant to Article 4, Section 2 of the Company’s By Laws, effective as of May 19, 2020, the Directors hereby waiving all notice of, and the holding of, a meeting of the directors to act upon such matters and resolutions, pursuant to Title 8, §141, et seq. of the General Corporation Law of Delaware and the Company’s By-Laws. Notice of the Special Meeting having been waived verbally by the Directors present at the Special Meeting, a quorum was found to be present sufficient to conduct business.

RECITALS

WHEREAS, the Company met to consider an offer for the sale of 495,000 shares of its registered common stock in the direct offering under its From S-1 made effective by the SEC on September 16, 2019; The buyer is K&J Funds, LLC, a Nevada Corporation.

WHEREAS, the Company has conducted negotiations with K&J Funds LLC and determined to sell 495,000 shares of its registered common stock to K$J in exchange for $75,000;

WHEREAFORE, THE COMPANY RESOLVES: to execute the stock purchase agreement with K&J and to issue K&J 495,000 shares of its fully paid, non-assessable registered common stock in book entry form as follows:

Name: K&J Funds LLC

Address: 11055 East Colorado Street 5th Floor, Pasadena, CA 91106

EIN 82-5394879

RESOLVED FURTHER, that the appropriate Officers of the Company be, and they hereby are, authorized and empowered to execute such documents, take such steps and perform such acts as, in their judgment, may be necessary or convenient in carrying out the foregoing resolutions consistent with the Company’s By Laws, including placing this Resolution in the appropriate Books and Records of the Company, and that any such documents executed or acts taken by them shall be conclusive evidence of authority in so doing.

IN WITNESS WHEREOF, the undersigned have executed this Resolution as of date first written above.

DIRECTORS OF MCTC HOLDINGS, INC.

/s/ Arman Tabatabaei
Arman Tabatabaei, Director Chairman

/s/ Edward Manolos
Edward Manolos, Director

/s/ Dan Nguyen
Dan Nguyen, Director

STOCK PURCHASE AGREEMENT

by and among

MCTC HOLDINGS, INC.,

a Nevada Corporation

and

K&J Funds

a Nevada Corporation

dated as of

May 19,2020

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of May 19, 2020, is entered into by and among MCTC Holdings, Inc., a Nevada corporation (“Seller” or the “Company”) and K&J Funds LLC, a Nevada corporation (“Buyer”).

RECITALS

WHEREAS, Seller is a corporation formed and operating in good standing under the laws of the State of Nevada. Seller is a reporting company under the 1934 Securities and Exchange Act, with its common stock registered under Section 12g thereof. Seller files reports with the Securities and Exchange Commission (“SEC”) and is compliant with its filing obligations as of the date hereof. Seller’s common stock is listed on the OTC Markets listing service on the “OTC” trading tier under the trading symbol “MCTC.”

WHEREAS, Seller filed a Form S-1 registration statement with the SEC on August 26, 2019, as amended on September 4 and September 9, 2019. The SEC made Seller’s registration statement effective on September 17, 2019.

WHEREAS, Seller’s registration statement included a direct public offering of One million three hundred thirty three thousand three hundred thirty three (1,333,333) shares of Seller’s common stock. Seller will conduct its direct public offering through its officer and director, Mr. Arman Tabatabaei, who may be considered an underwriter as that term is defined in Section 2(a) (11). Seller and Mr. Tabatabaei will be rely on, and comply with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sale of the shares.

WHEREAS, the Company is authorized to issue a total of two hundred ninety million (290,000,000) shares of common stock, par value $0.001 per share;

WHEREAS, as of the date of this Agreement, there were 15,843,128 shares of the registrant’s common stock outstanding;

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, a total of 495,000 registered Shares of Seller common stock (the “Shares”), in exchange for $75,000.00, subject to the terms and conditions set forth herein; and,

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The following terms have the meanings specified or referred to in this Article I:

“Act” means the 1934 Securities and Exchange Act, as amended from time to time.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Stock Purchase Agreement, including the Recitals, which are a material part hereof, and which may be used to interpret and enforce this Agreement.

“Ancillary Documents” means (i) Seller’s Form S-1 registration statement, as amended; (ii) Seller’s reports filed with the SEC; and, (iii) any other transaction documents necessary to consummate the sale of the Shares to Buyer..

“Audited Financial Statements” has the meaning set forth in Section 3.06.

“Balance Sheet” has the meaning set forth in Section 3.06.

“Balance Sheet Date” has the meaning set forth in Section 3.06.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Los Angeles, California, are authorized or required by Law to be closed for business

“Buyer” means K&J Funds, LLC.

“Buyer Indemnitees” has the meaning set forth in Section 7.02.

“Closing” means after this Agreement is signed by the Buyer and Sellers; Buyer’s concurrent payment of the Purchase Price to Seller; and, Seller’s issuance of 495,000 registered shares to Buyer, for delivery to Buyer upon directions supplied by Buyer herein.

“Code” means the Internal Revenue code of 1986, as amended.

“Common Stock” has the meaning set forth in Section 3.03(a).

“Company” has the meaning set forth in the Recitals.

“Direct Claim” has the meaning set forth in Section 7.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by Sellers and Buyer concurrently with the execution and delivery of this Agreement.

“Dollars or $” means the lawful currency of the United States.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Financial Statements” has the meaning set forth in Section 3.06.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Indemnified Party” has the meaning set forth in Section 7.04.

“Indemnifying Party” has the meaning set forth in Section 7.04.

“Interim Financial Statements” has the meaning set forth in Section 3.06.

“Knowledge of Sellers or Sellers’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of Sellers, after due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” has the meaning set forth in Section 3.07.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include punitive damages, except to the extent actually awarded to a Governmental Authority or other third party.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Purchase Price” has the meaning set forth in Section 2.02.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Seller” means MCTC Holdings, Inc.

“Sellers Indemnitees” has the meaning set forth in Section 7.02.

“Shares” has the meaning set forth in the recitals.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Third Party Claim” has the meaning set forth in Section 7.04(a).

ARTICLE II

PURCHASE AND SALE

Section 2.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Sellers, Four Hundred Ninety Five Thousand (495,000) Shares registered under Seller’s Form S-1 registration statement, free and clear of all Encumbrances, for the consideration specified in Section 2.02.

Section 2.02 Purchase Price. The aggregate purchase price for the Shares shall be Seventy Five Thousand Dollars ($75,000) (the “Purchase Price”). Buyer shall pay the Purchase Price at the Closing.

Section 2.03 Transactions to be Effected at the Closing.

(a) At the Closing, Buyer shall:

(i) Tender the Purchase Price by wire transfer of immediately available funds in the amount:Seventy Five Thousand dollars ($75,000.00) concurrent with execution of this Agreement.

(b) At the Closing, Seller shall concurrently deliver to Buyer:

(i) A copy of a resolution of the board of director of Seller authorizing the issuance and delivery of the Shares to Buyer, along with any other ancillary documents required to effect the issuance and delivery

(ii) Confirmation from Seller’s transfer agent of the issuance to Buyer. Buyer’s information for issuance of the Shares is as follows: K&J Funds LLC; EIN 82-5394879.

Section 2.04 Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the “Closing”) to be held at 12:00 pm at the office of Seller, or at such other time or on such other date or at such other place as mutually agreed by Seller and Buyer.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that the statements contained in this Article III are true and correct as of the date hereof.

Section 3.01 Authority of Seller. Seller has full power and authority to enter into this Agreement and any Ancillary Documents to which Seller is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement, and any Ancillary Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action on the part of Seller, in conjunction with its financial and legal advisors. This Agreement has been duly executed and delivered by Seller, and, assuming due authorization, execution and delivery by Buyer, this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms. When each other Ancillary Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms.

Section 3.02 Organization, Authority and Qualification of the Company – Ancillary Representations. Seller represents that it is a corporation duly organized, validly existing and in good standing under the Laws of the state of Nevada, and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it, if any, and to carry on its business as it has been and is currently conducted, if any. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it, if any, or the operation of its business as currently conducted, if any, makes such licensing or qualification necessary.

Section 3.03 Capitalization.

(a) The authorized capital stock of the Company consists of a total of two hundred ninety million (290,000,000) authorized shares, par value $0.001 per share, of which 15,843,128 shares are issued and outstanding common shares. All of the Shares have been registered under Seller’s effective Form S-1 registration statement and are duly authorized, validly issued, fully paid and non-assessable, and are free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own all of the Shares, free and clear of all restrictions and Encumbrances.

(b) All of the Shares were issued in compliance with applicable Laws. None of the Shares were issued in violation of any agreement, arrangement or commitment to which Seller is a party, or is subject to or in violation of any preemptive or similar rights of any Person.

Section 3.04 No Subsidiaries. Seller does not own, or have any interest in any shares or have an ownership interest in any other Person or entity.

Section 3.05 No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement, and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Seller is a party or by which Seller is bound; or (b) result in the creation or imposition of any Encumbrance on the Shares. No consent, approval, Permit, or Governmental Order is required by or with respect to Seller in connection with the execution and delivery of this Agreement and Ancillary Documents, and the consummation of the transactions contemplated hereby and thereby.

Section 3.06 Financial Statements. Buyer has had access to complete copies of Seller’s audited financial statements in Seller’s Form 10-K annual report filed with the SEC on October 21, 2019, and all of the representations, risk factors, financial information and related disclosures in Seller’s Form S-1 registration statement; the foregoing including, but not limited to Seller’s the balance sheet and the related statements of income and retained earnings, and cash flow for the years ended August 31, 2019 and 2018 (the “Audited Financial Statements”), and the related statements of income and retained earnings, stockholders’ equity and cash flow for the periods then ended. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, subject to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the Audited Financial Statements). The Financial Statements are based on the books and records of Seller, and fairly present in all material respects the financial condition of Seller as of the respective dates they were prepared and the results of the operations of seller for the periods indicated. Seller maintains a standard system of accounting established and administered in accordance with GAAP.

Section 3.07 Undisclosed Liabilities. Seller has no material liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”), that would have a Material Adverse Effect on it, except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

Section 3.08 Absence of Certain Changes, Events and Conditions. Since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Company, any:

(a) event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) amendment of the charter, by-laws or other organizational documents of the Company;

(c) split, combination or reclassification of any shares of its capital stock;

(d) issuance, sale or other disposition of any of its capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

(e) declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock;

(f) material change in any method of accounting or accounting practice of the Company, except as required by GAAP or as disclosed in the notes to the Financial Statements;

(g) material change in the Company’s cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(h) entry into any Contract that would constitute a Material Contract;

(i) incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;

(j) transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements;

(k) transfer or assignment of or grant of any license or sublicense under or with respect to any material Company Intellectual Property or Company IP Agreements except non-exclusive licenses or sub-licenses granted in the ordinary course of business consistent with past practice;

(l) abandonment or lapse of or failure to maintain in full force and effect any material Company IP Registration, or failure to take or maintain reasonable measures to protect the confidentiality or value of any material Trade Secrets included in the Company Intellectual Property;

(m) material damage, destruction or loss whether or not covered by insurance to its property;

(n) any capital investment in, or any loan to, any other Person;

(o) acceleration, termination, material modification to or cancellation of any material Contract (including, but not limited to, any Material Contract) to which the Company is a party or by which it is bound;

(p) any material capital expenditures;

(q) imposition of any Encumbrance upon any of the Company properties, capital stock or assets, tangible or intangible;

(r) (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors, independent contractors or consultants, other than as provided for in any written agreements or required by applicable Law, (ii) change in the terms of employment for any employee or any termination of any employees for which the aggregate costs and expenses exceed ten thousand dollars ($10,000), or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, independent contractor or consultant;

(s) hiring or promoting any person as an officer or director, hiring or promoting any employee except to fill a vacancy in the ordinary course of business;

(t) adoption, modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (ii) Benefit Plan or (iii) collective bargaining or other agreement with a Union, in each case whether written or oral;

(u) any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders or current or former directors, officers and employees;

(v) entry into a new line of business or abandonment or discontinuance of existing lines of business;

(w) adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(x) purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of ten thousand dollars ($10,000);

(y) acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof;

(z) action by the Company to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer in respect of any Post-Closing Tax Period; or

(aa) any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.09 Material Contracts.

(a) Seller’s Form S-1 lists all Material Contracts and other material documents currently in force concerning the Company.

(b) Each Material Contract is valid and binding on the Company in accordance with its terms and is in full force and effect. To Seller’s knowledge, no other party thereto is in breach of or default under (or is alleged to be in breach of or default under) in any material respect, or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer.

Section 3.10 Legal Proceedings; Governmental Orders.

(a) There are no Actions pending or threatened (a) against or by Seller affecting any of its properties or assets (or by or against Seller or any Affiliate thereof and relating to Seller); or (b) against or by Seller or any Affiliate of Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b) There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company or any of its properties or assets or the Shares.

Section 3.11 Compliance With Laws; Permits.

(a) To the best of the Sellers knowledge, it has complied, and is now complying, with all Laws applicable to it or its business, properties or assets.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the state of Nevada. Buyer has full corporate power and authority to enter into this Agreement and Ancillary Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any Ancillary Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

Section 4.02 No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement, the Escrow Agreement and Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under any Contract to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement, the Escrow Agreement and Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.03 Investment Purpose. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are registered under the Securities Act of 1933, as amended, by virtue of the effectiveness of the Seller’s Form S-1 registration by the SEC. Buyer understands: (i) the risks involved in this investment, including the speculative nature of the investment; (ii) the financial hazards involved in this investment, including the risk of losing Buyer’s entire investment; and, (iii) the tax consequences of this investment. Buyer has consulted with Buyer’s own legal, accounting, tax, investment and other advisers with respect to the tax treatment of an investment by Buyer in the Shares and the merits and risks of an investment in the Shares.

(a) Buyer Not Affiliated with Company. Buyer, either alone or with Buyer’s professional advisers (i) are unaffiliated with, have no equity interest in, and are not compensated by, the Seller or any affiliate or selling agent of the Company, directly or indirectly; (ii) has such knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of an investment in the Securities; and (iii) has the capacity to protect Buyer’s own interests in connection with the Purchaser’s proposed investment in the Securities.

(b) Buyer is an “accredited investor” and “sophisticated investor” within the meaning of Rules 501 and 506(b) of Regulation D promulgated under the Securities Act.

(c) Without in any way limiting the representations set forth above, Buyer further agrees not to make any disposition of all or any portion of the shares of the Shares, except in compliance with applicable securities laws.

Section 4.04 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any Ancillary Document based upon arrangements made by or on behalf of Buyer.

Section 4.05 Sufficiency of Funds. Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.

Section 4.06 Legal Proceedings. There are no Actions pending or, to Buyer’s knowledge, threatened against or by Buyer or any Affiliate of Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

ARTICLE V

COVENANTS

Section 5.01 Compliance with Securities Laws. From the date hereof until the termination of the direct offering under Seller’s Form S-1 registration statement, Seller shall take all action including filing prospectus updates and related SEC filings to comply with Securities Laws governing its Form S-1 registration statement to maintain its effectiveness. Additionally, Seller shall file all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof.

Section 5.02 Further Assurances. Following the Closing, each of the parties hereto shall, as a material condition of this Agreement, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 5.06 Governmental Approvals and Consents. Each party hereto shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions required under any Law applicable to such party or any of its Affiliates; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement. Each party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.01 Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a) The Parties shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and the Ancillary Documents to be performed or complied with by it prior to or on the Closing Date.

(b) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(c) No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby.

Section 6.02 Conditions to Obligations of Seller.

(a) The representations and warranties of Buyer contained in this Agreement, and the Ancillary Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date.

(b) Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and the Ancillary Documents to be performed or complied with by it prior to or on the Closing Date.

(c) No Action shall have been commenced against Buyer, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

Section 6.03 Conditions to Obligations of Buyer.

(a) The representations and warranties of Seller contained in this Agreement, and the Ancillary Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b) Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and the Ancillary Documents to be performed or complied with by it prior to or on the Closing Date.

(c) To the best of Seller’s knowledge and belief the offer and sale of the Shares to Buyer pursuant to this Agreement shall be fully registered under the Securities Act and the qualification requirements of all other applicable state securities laws. (d) No Action shall have been commenced against Buyer or Seller which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

(e) All approvals, consents and waivers that are contained in the Ancillary documents have been received, and executed counterparts thereof shall have been delivered to Seller and Buyer at or prior to the Closing.

(f) From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect to the Company.

ARTICLE VII

INDEMNIFICATION

Section 7.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is one year from the Closing Date.

Section 7.02 Indemnification. Each party (an “Indemnifying Party”) agrees to indemnify and hold harmless the other party along with its officers, directors, employees, and authorized agents, and each Person or entity, if any, who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (an “Indemnified Party”) from and against any Damages, joint or several, and any action in respect thereof to which the Indemnified Party becomes subject to, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of the Indemnifying Party contained in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or supplement thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, or (iv) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law, as such Damages are incurred, except to the extent such Damages result primarily from the Indemnified Party’s failure to perform any covenant or agreement contained in this Agreement or the Indemnified Party’s negligence, recklessness or bad faith in performing its obligations under this Agreement; provided, however, that the foregoing indemnity agreement shall not apply to any Damages of an Indemnified Party to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made by an Indemnifying Party in reliance upon and in conformity with written information furnished to the Indemnifying Party by the Indemnified Party expressly for use in the Registration Statement, any post-effective amendment thereof or supplement thereto, or any preliminary prospectus or final prospectus (as amended or supplemented).

Section 7.04 Indemnification Procedures. The party making a claim under this Article VII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this Article VII is referred to as the “Indemnifying Party”.

(a) Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is Seller, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of the Company, or (y) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 8.05(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Sellers and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b) Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party. If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten (10) days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense, it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c) Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have thirty (30) days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such thirty (30) day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d) Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event or proceeding in respect of Taxes of the Company (including, but not limited to, any such claim in respect of a breach of the representations and warranties in Section 3.14 hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation in Article III) shall be governed exclusively by Section 3.14(c) of Article III hereof.

ARTICLE VIII

TERMINATION

Section 8.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of Seller and Buyer;

(b) without further obligations of any party, if this Agreement is not closed by May 19, 2020;

(b) by Buyer by written notice to Seller if:

(i) there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in this Agreement and such breach, inaccuracy or failure has not been cured by Seller within ten (10) days of Seller’s receipt of written notice of such breach from Buyer.

(c) by Sellers by written notice to Buyer if:

(i) there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VI and such breach, inaccuracy or failure has not been cured by Buyer within [ten] days of Buyer’s receipt of written notice of such breach from Seller; or

(ii) any of the conditions set forth in Article VI shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by May 19, 2020, unless such failure shall be due to the failure of Sellers to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(d) by Buyer or Seller in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 8.02 Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party.

ARTICLE IX

MISCELLANEOUS

Section 9.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 9.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

If to Seller: MCTC HOLDINGS, INC.

Attention: Mr. Arman Tabatabaei
520 S. Grand Avenue, Ste. 320
Los Angeles, CA 90071
E-mail: arman@cannabisglobalinc.com

If to Buyer: K&J Funds LLC

1055 East Colorado Street 5th Floor
Pasadena, CA 91106 EIN
82-5394879

Section 9.03 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 9.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 9.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 9.06 Entire Agreement. This Agreement and the Ancillary Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Ancillary Documents, the Exhibits and Disclosure Schedules, the statements in the body of this Agreement will control.

Section 9.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 9.08 No Third-party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 9.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 9.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF CALIFORNIA IN EACH CASE LOCATED IN THE CITY OF LOS ANGELES AND COUNTY OF LOS ANGELES, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS] OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10(c). IN THE EVENT OF ANY SUCH SUIT, LEGAL ACTION OR ARBITRATION, THE PARTY OR PARTIES IN FAVOR OF WHOM THE JUDGE OR ARBITRATOR RULES SHALL BE IMMEDIATELY REIMBURSED FOR ALL OF ITS COSTS AND REASONABLE LEGAL FEES BY THE OTHER PARTY.

Section 9.11 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 9.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MCTC HOLDINGS, INC.

By	/s/ Arman Tabatabaei
Name:	Arman Tabatabaei
Principal Executive Officer

K&J Funds LLC

By	/s/ Todd Violette
Name:	Todd Violette
Title:	Managing Member